Exhibit 99.1

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

Consolidated Financial Statements (unaudited)

For the three and six months ended June 30,  2019 and 2018

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars)

(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$25.8	$22.4
Restricted cash	1.4	2.1
Accounts receivable - trade, unbilled and other	29.3	35.5
Accounts receivable - related party	35.0	33.6
Current portion of derivative instruments asset	0.3	4.2
Inventory	15.7	15.8
Prepayments and other current assets	6.9	6.7
Total current assets	114.4	120.3

Property, plant, and equipment, net	538.4	550.5
Equity investment in unconsolidated affiliates	137.6	140.9
Power purchase agreements and intangible assets, net	156.4	170.1
Goodwill	21.4	21.4
Derivative instruments asset	—	0.3
Other assets	5.8	5.8
Total assets	$974.0	$1,009.3

Liabilities
Current liabilities:
Accounts payable	$1.8	$2.1
Related party payables	28.6	20.8
Accrued interest	0.2	0.2
Other accrued liabilities	12.7	14.9
Current portion of long-term debt	113.1	68.1
Current portion of derivative instruments liability	6.8	3.3
Other current liabilities	0.7	0.1
Total current liabilities	163.9	109.5

Long-term debt, net of unamortized discount and deferred financing costs	471.1	540.7
Derivative instruments liability	18.2	15.5
Deferred income taxes	8.4	9.4
Power purchase and fuel supply agreement liabilities, net	20.7	21.2
Other long-term liabilities	53.9	51.0
Total liabilities	736.2	747.3
Commitments and contingencies

Equity
Partners’ capital	1,128.5	1,128.5
Accumulated other comprehensive loss	(140.1)	(144.4)
Retained deficit	(933.6)	(921.4)
Total APLP Holdings Limited Partnership equity	54.8	62.7
Preferred shares issued by a subsidiary company	183.0	199.3
Total equity	237.8	262.0
Total liabilities and equity	$974.0	$1,009.3

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Project revenue:
Energy sales	$36.5	$31.4	$73.5	$69.8
Energy capacity revenue	31.6	23.3	61.8	43.3
Other	3.2	11.5	9.0	33.0
	71.3	66.2	144.3	146.1
Project expenses:
Fuel	15.8	15.0	35.7	37.2
Operations and maintenance	18.7	27.3	35.0	48.3
Depreciation and amortization	16.1	21.0	32.3	44.7
	50.6	63.3	103.0	130.2
Project other income (expense):
Change in fair value of derivative instruments	(7.0)	(0.2)	(9.4)	3.6
Equity in earnings of unconsolidated affiliates	9.3	11.2	22.3	23.5
Interest expense, net	(0.2)	(0.4)	(0.6)	(1.0)
Other	(1.3)	—	(1.2)	—
	0.8	10.6	11.1	26.1
Project income	21.5	13.5	52.4	42.0

Administrative and other expenses (income):
Administration	1.0	1.1	2.4	1.9
Interest, net	9.4	10.4	18.5	22.0
Foreign exchange loss (gain)	3.1	(3.2)	6.3	(8.0)
Other expense	4.6	4.2	8.1	7.5
	18.1	12.5	35.3	23.4
Income before income taxes	3.4	1.0	17.1	18.6
Income tax expense	1.2	0.6	1.9	4.0
Net income	2.2	0.4	15.2	14.6
Net income (loss) attributable to preferred shares of a subsidiary company	1.7	1.6	(4.8)	(0.1)
Net income (loss) attributable to APLP Holdings Limited Partnership	$0.5	$(1.2)	$20.0	$14.7

APLP HOLDINGS LIMITED PARTNERSHIP

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars)

(unaudited)

	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$15.2	$14.6
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	32.3	44.7
Asset retirement obligations	1.4	—
Stock-based compensation expense	0.8	1.2
Distributions from unconsolidated affiliates	25.4	27.3
Equity in earnings from unconsolidated affiliates	(22.3)	(23.5)
Unrealized foreign exchange loss (gain)	6.4	(7.9)
Change in fair value of derivative instruments	9.4	(3.6)
Change in deferred income taxes	(0.6)	2.0
Amortization of debt discount, deferred financing costs	2.9	—
Change in other operating balances
Accounts receivable	3.3	31.2
Inventory	0.1	3.7
Prepayments and other assets	(0.2)	6.4
Accounts payable	6.6	(10.8)
Accruals and other liabilities	0.4	(5.4)
Cash flows provided by operating activities	81.1	79.9

Cash flows provided by (used in) investing activities:
Proceeds from asset sales	1.5	—
Investment in unconsolidated affiliate	—	(1.1)
Purchase of property, plant and equipment	(0.3)	(1.3)
Cash flows provided by (used in) investing activities	1.2	(2.4)

Cash flows used in financing activities:
Dividends paid to Parent	(32.1)	(10.8)
Dividends paid on preferred shares of a subsidiary company	(3.7)	(4.3)
Repurchase of preferred shares of a subsidiary company	(7.9)	(4.5)
Cash payments for vested LTIP units withheld for taxes	(1.9)	(0.8)
Repayment of corporate and project-level debt	(34.0)	(58.8)
Cash flows used in financing activities	(79.6)	(79.2)

Net increase (decrease) in cash and cash equivalents	2.7	(1.7)
Cash, cash equivalents and restricted cash at beginning of period	24.5	35.2
Cash, cash equivalents and restricted cash at end of period	$27.2	$33.5

Supplemental cash flow information
Interest paid	$5.6	$19.3
Taxes paid	$0.8	$1.9
Accruals for construction	$—	$0.1